EXHIBIT 2.5


                    AMENDMENT #3 TO REORGANIZATION AGREEMENT

               This Amendment #3 to Reorganization Agreement (this "Amendment #3") is entered into as of October 29, 2001 by and between National Paintball Supply Co., Inc. ("NPSC"), a corporation organized and existing under the laws of the State of South Carolina and American Inflatables, Inc. ("American"), a corporation organized and existing under the laws of the State of Delaware.

                                    RECITALS

               A. The parties hereto entered into that certain Reorganization Agreement dated as of October 12, 2000, as amended by Amendment #1 dated January 31, 2001 and Amendment #2 on August 13. 2001 (as amended, the "Original Reorganization Agreement").

               B. The parties agree that it is necessary to amend the Original Reorganization Agreement to reflect subsequent events.

               C. Capitalized terns, used herein and not otherwise defined herein, shall have the meaning ascribed to them in the Original Reorganization Agreement.

               NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and agreements herein contained, NPSC and American hereby agree as follows:

                                    AGREEMENT

               Section I. Amendment to Section 2.2. Section 2.2 of the Original Reorganization Agreement is hereby amended to change the November 30, 2001 date therein to December 31, 2001.

               Section 2. No other Changes or Waivers. Except as expressly set forth herein, the Original Reorganization Agreement is not amended or altered in any respect, and neither party waives any rights that they have under the Original Reorganization Agreement. The parties acknowledge that the Original Reorganization Agreement otherwise remains in full force and effect.

               1N WITNESS WHEREOF, this Amendment #3 Reorganization Agreement has been duly entered as of the date first written above.

WITNESS:                         NATIONAL PAINTBALL SUPPLY CO., INC.


--------------------------       By:  -------------------------------


                                 AMERICAN INFLATABLES. INC,


                                 By: --------------------------------